Exhibit 99.1

FOR IMMEDIATE RELEASE

EDGEN CORPORATION ANNOUNCES DATE FOR

SECOND QUARTER 2005 FINANCIAL RESULTS

CONFERENCE CALL

Baton Rouge, LA, August 8, 2005 (Business Wire) — Edgen Corporation, a leading global distributor of specialty steel pipe, fittings and flanges for use in niche applications, primarily in the oil and gas, processing and power generation industries, announced today that it has scheduled a conference call to discuss the Company’s second quarter 2005 financial results on Friday, August 12, 2005 at 11:00 a.m. EDT. The dial in telephone number for the call is 1-800-218-4007. Hosting the call will be Dan J. O’Leary, Chief Executive Officer, and David L. Laxton, Chief Financial Officer.

For those unable to participate in the conference call, it will be recorded and available for listening at 1-800-405-2236 until 11:59 p.m. EDT, Monday, August 22, 2005. You will be required to enter reservation number 11037212# in order to access the call.

The Company intends to issue a press release with the second quarter 2005 financial results via Business Wire on Wednesday, August 10, 2005.

About Edgen Corporation

Edgen Corporation is a leading global distributor of specialty steel pipe, fittings and flanges for use in niche applications, primarily in the oil and gas, processing and power generation industries. The products Edgen distributes are highly specialized and are used in environments that require high performance characteristics, such as the ability to withstand highly corrosive or abrasive materials, extremely high or low temperatures, or high-pressure. These products are principally used in maintenance and repair projects as well as expansions of infrastructure and development projects. Edgen operates in 17 locations, including 15 in the United States, and 2 in Canada. Edgen also conducts European operations through an exclusive full-time sales agent in Scotland.

For further information, contact:

Edgen Corporation, Baton Rouge, LA

David L. Laxton, III, 225-756-9868